UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006 (February 9, 2006)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
     On February 9, 2006, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Human Resources Committee (the “Committee”) of the Board of Directors of Gaylord Entertainment Company (the “Company”) approved resolutions with respect to the following actions:
     Fiscal 2005 Performance Bonuses. The fiscal 2005 performance bonuses for the Company’s named executive officers were approved as follows, paid pursuant to the provisions of their employment agreements, based on the achievement of specified performance criteria previously established by the Committee or the Board of Directors:

Name	Title	Bonus Amount
Colin V. Reed	President and Chief Executive Officer	$787,692.34
David C. Kloeppel	Executive Vice President and Chief Financial Officer	$333,542.29
Jay D. Sevigny(1)	Former Executive Vice President and Chief Operating Officer--Gaylord Hotels	$204,523.06
Mark Fioravanti	Executive Vice President and President, ResortQuest	$100,000.00
John Caparella(1)	Executive Vice President and Chief Operating Officer--Gaylord Hotels	$144,016.17
(1)	As of February 10, 2006, Mr. Caparella was promoted from Senior Vice President and General Manager, Gaylord Palms Resort, to Executive Vice President and Chief Operating Officer—Gaylord Hotels and Mr. Sevigny was designated Industry Relations Adviser.
     Fiscal 2006 Base Salaries. The base salary levels for 2006 of these persons are set as follows:

Name	Title	2006 Base Salary
Colin V. Reed	President and Chief Executive Officer	$832,000
David C. Kloeppel	Executive Vice President and Chief Financial Officer	$494,000
Jay D. Sevigny	Former Executive Vice President and Chief Operating Officer--Gaylord Hotels	$385,000
Mark Fioravanti	Executive Vice President and President, ResortQuest	$333,000
John Caparella	Executive Vice President and Chief Operating Officer--Gaylord Hotels	$350,000
     Stock Option Awards. Non-qualified options for the purchase of the Company’s common stock were granted to these persons, pursuant to the Company’s 1997 Omnibus Stock Option and Incentive Plan (the “1997 Plan”) as follows:

Name	Title	Shares Subject to Option Grant
Colin V. Reed	President and Chief Executive Officer	75,000
David C. Kloeppel	Executive Vice President and Chief Financial Officer	30,000
Jay D. Sevigny	Former Executive Vice President and Chief Operating Officer--Gaylord Hotels	0
Mark Fioravanti	Executive Vice President and President, ResortQuest	13,500
John Caparella	Executive Vice President and Chief Operating Officer--Gaylord Hotels	13,500
     The stock options shall vest in equal one-fourth increments as of the first, second, third and fourth anniversary dates of the grant date, subject to acceleration as contemplated by the 1997 Plan. The options are subject to the terms of the 1997 Plan and the individual award agreements, the form of which was previously filed with the Securities and Exchange Commission. The exercise price per share of the shares subject to the option grants is $44.30, the reported fair market value. Mr. Caparella also received a grant of 5,000 restricted stock units, as an award under the 1997 Plan and the Company’s Performance Accelerated Restricted Stock Unit Program (PARSUP), that vest on February 1, 2008, subject to earlier vesting of a portion of the units each year if the Company achieves certain financial performance targets established by the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: February 15, 2006	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Senior Vice President, General Counsel and Secretary

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